UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2021

Expro Group Holdings N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Broadfield Blvd., Suite 400 Houston, TX		77084
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 463-9776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, €0.06 nominal value	XPRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01         Regulation FD Disclosure.

On October 13, 2021, Expro Group Holdings N.V. (the “Company”) updated its Interactive Analyst Center on its website, www.expro.com, under “Investor Relations” to include an additional historical pro forma breakdown of profitability by product line family. The Interactive Analyst Center is designed to enable investors and analysts to view, chart and download the Company’s historical financial and operating information. The Company routinely posts announcements, updates, presentations and other investor information on its website, including downloadable financial data and/or operating metrics that may be posted from time to time in the future. Information on the Company’s website is not incorporated by reference in this Current Report on Form 8-K and does not constitute a part of this Current Report on Form 8-K.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01         Other Events.

As of October 12, 2021, there were 109,107,256 shares of common stock, €0.06 nominal value per share, outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRO GROUP HOLDINGS N.V.

Date: October 13, 2021	By:	/s/ Quinn Fanning
Name: Quinn Fanning
Title: Chief Financial Officer